FIRST AMENDMENT
                                       TO
                               PURCHASE AGREEMENT

     This FIRST AMENDMENT TO PURCHASE AGREEMENT (the "Amendment") by and among Tootsie Roll Industries, Inc., a Virginia corporation ("Tootsie Roll"), Concord Confections Ltd., an Ontario corporation ("CCL"), Concord Confections Holdings USA, Inc., a Delaware corporation ("CCH"), Concord Wax, Inc., a Delaware corporation ("CWI"), TRI Sales Co., a Delaware corporation ("TRI"), Concord Confections Inc., an Ontario corporation ("Concord"), Terra Rouge Estates Inc., an Ontario corporation ("Terra Rouge"), Alpharetta Confections, Inc., a Delaware corporation ("Alpharetta"), Concord Wax LLC, an Alabama limited liability company ("Wax") and 6277331 Canada Inc., a Canadian corporation ("Canada Inc." and together with Concord, Terra Rouge, Alpharetta and Wax the "Sellers") and each of Howard Smuschkowitz, Serge Nusbaum and Bruce Weiner, as representatives of and on behalf of the Stockholders, is made and entered into this 27th day of August, 2004 by and among the parties hereto.

     This Amendment amends that certain Purchase Agreement (the "Agreement") dated August 11, 2004 by and among Tootsie Roll, Sellers (excluding Canada Inc.), and the Stockholders (as defined in the Agreement).

     Capitalized terms used but not defined herein have the meanings assigned to such terms in the Agreement. The Section numbers below correspond to the Section numbers of the Agreement.

     NOW THEREFORE, the parties hereto agree that each Section or part thereof identified in this Amendment shall be amended and superseded as hereafter set forth:

     1. Pursuant to Section 10(d), Tootsie Roll assigned certain of its rights and interests to the Agreement to CCL, CCH, CWI and TRI, each an Affiliate of Tootsie Roll. CCL, CCH, CWI and TRI shall be deemed the Buyer under the Purchase Agreement with respect to the assets, rights and obligations such entity assumes with respect to the Purchase Agreement; provided that Tootsie Roll shall remain responsible for the performance of all obligations thereunder.

     2. Pursuant to Section 5(c), Buyer hereby confirms its consent to the transfer and assignment prior to the Closing by Concord of certain Canadian and U.S. trademarks and Intellectual Property to Canada Inc., which is a wholly owned subsidiary of Concord, and the licensing by Canada Inc. of such trademarks and Intellectual Property back to Concord. At Closing Canada Inc. shall sell, transfer and assign all of its assets (except cash and cash equivalents) to CCL;

     3. Exhibit A is deleted in its entirety and the Exhibit A attached hereto as Attachment A is inserted in its place;

     4. The definition of "Excluded Assets" included in Section 1 is deleted in its entirety and the following is inserted in its place:

     "Excluded Assets" means (a) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organizations, maintenance, and existence of a Seller as a corporation or a limited liability company, (b) all Cash and bank accounts, (c) the Owned Real Property owned by Wax and located in Selma, Alabama, (d) the membership interests of Wax, (e) personal items identified by the Representatives to the Buyer prior to Closing, (f) any information which is not permitted to be conveyed under Privacy Legislation, (g) Tax deferrals and Tax refunds,
     (h) professional sports season tickets, (i) financial, tax and other records of Sellers not pertaining exclusively or primarily or directly related to the Business, (j) all prepayments, pre-paid expenses and charges in respect of contracts not assumed by Buyer, (k) that certain lease agreement between Ford Credit Canada Leasing Company and Concord with respect to a Ford Expedition and related vehicle, (l) the shares of and any interest in and monies owing to and from Bay-Charles Investments Ltd., (m) the shares of and any interest in and monies owing to and from Canada Inc., and (n) any of the rights of Sellers under this Agreement.

     5. Section 1 is hereby amended to include the following definitions:

     "GST Refund" has the meaning set forth in ss.6(c)(iv) below.

     "GST Tax Liability" has the meaning set forth in ss.6(c)(iv) below.

     "Section 9 Approvals" has the meaning set forth in ss.5(k) below.

     6. Section 2(b) is deleted in its entirety and the following is inserted in its place:

     (b) Purchase Price. The Buyer agrees to pay Sellers at Closing US $217,160,500 subject to adjustment as set forth below (the "Purchase Price"). The Purchase Price is payable by Buyer as follows:

          (i) US $197,160,500 in immediately available funds shall be paid to Sellers in accordance with instructions provided by the Representatives to Buyer no fewer than two (2) business days prior to Closing;

          (ii) US $20,000,000 in immediately available funds shall be deposited with the Escrow Agent to be held and dispersed in accordance with the Escrow Agreement.

     The Purchase Price is payable in accordance with the payment summary attached hereto as Attachment B.

     7. The sales of the Acquired Assets shall occur in the following order:

     (a) The sale by Concord of its Acquired Assets,

     (b) The sale by Alpharetta of its Acquired Assets,

     (c) The sale by Wax of its Acquired Assets,

     (d) The sale by Terra Rouge of its Acquired Assets, and

     (e) The sale by Canada Inc. of its Acquired Assets.

     8. Section 3(n)(viii) is deleted in its entirety and the following is inserted in its place:

     No portion of the buildings located on the Real Property encroaches upon any land owned by an adjacent land owner, except as disclosed in the surveys identified on Attachment C. There are no restrictive covenants, municipal by-laws or other laws or regulations which in any way restrict or prohibit the use of the Real Property for the purposes for which it is presently being used or permit such use as legally non-conforming, other than the Permitted Encumbrances.

     9. Section 5(g)(iii) is amended by adding the following sentence:

     If the Sellers have not delivered a Survey of 519 North Rivermede Road, Concord, Ontario prior to Closing then the Sellers undertake to deliver a Survey of 519 North Rivermede Road, Concord, Ontario within fifteen (15) business days after Closing; if such Survey discloses an encroachment upon any land owned by an adjacent land owner then the Sellers shall use their reasonable best efforts to negotiate an encroachment agreement with the affected adjacent land owner on terms acceptable to the Buyer, acting reasonably, or to apply to the relevant municipality to permit a minor variance from the zoning by-laws, if required.

     10. Section 6(c)(iv) is deleted in its entirety and the following is inserted in its place:

     (iv) GST Legislation.

     (1) Except as provided below, the Parties agree to make such filings and elections as may validly be made to elect that no tax be payable pursuant to the GST Legislation with respect to the sale under this Agreement. To the extent as may be permitted by applicable law, any Buyer that carries on business in Canada for purposes of Part IX of the Excise Tax Act (Canada) will file such elections as may be required by and pursuant to the GST Legislation, made jointly by the Parties, in compliance with the requirements of the GST Legislation. Prior to the Closing, Buyers identified in the preceding sentence shall have registered for purposes of the GST Legislation, as required.

     (2) All taxes pursuant to the GST Legislation, if any, that are payable upon or in connection with the conveyance or transfer of the Acquired Assets are referred to as the "GST Tax Liability". Buyer agrees to take all reasonable actions and make such necessary filings as are necessary to obtain a refund of the GST Tax Liability (a "GST Refund") to the extent that the transfer of the particular Acquired Assets are subject to the GST Tax Liability. Within two (2) business days after the receipt or utilization by Buyer or its Affiliates of a GST Refund, Buyer agrees to transfer, or cause its Affiliates to transfer, to the Seller which paid the GST Tax Liability associated with such GST Refund an amount in cash equal to such GST Refund actually receive or utilized by Buyer or its Affiliates; provided that the payments by Buyer or its Affiliates to such Seller with respect to the GST Refunds shall not in the aggregate exceed the GST Tax Liability (without interest) payable in connection with the transactions contemplated by the Agreement. For greater certainty Buyer shall not be required to remit any payment of GST Tax Liability to the Seller except as set forth herein. Seller shall remit the GST Tax Liability (and pay any interest and penalties related thereto) in accordance with the GST Legislation.

     11. Section 6(f) is amended by adding the following sentence:

     Without payment of any further consideration other than the consideration expressly set forth in this Agreement, for a period of six (6) months from the Closing Date, Buyer shall make the services of David Thompson available to Sellers to provide such reasonable assistance as Sellers may request in order to assist with accounting/financial matters, particularly those arising from the transfer of the Business from Sellers to Buyer.

     12. The covenant in Section 6(h) that Sellers shall change their names or trade names necessary or desirable to Buyer on or prior to Closing Date is hereby amended to permit Sellers to change the names and all related filings of Concord and Wax within ten (10) business days after Closing.

     13. Section 6 is amended to include the following new sections:

     (j) Sellers will take all steps necessary to apply for and obtain approvals required (which it does not currently have), if any, pursuant to section 9 of Ontario's Environmental Protection Act (the "Section 9 Approvals") in respect of the present use by the Sellers of the Owned Real Property in Ontario, Canada included in the Acquired Assets, and will pay all costs and fees thereof. Buyer agrees to cooperate with all steps taken by Sellers in this respect and to permit Sellers and their agents to enter upon the Owned Real Property for any purposes necessary to apply for and obtain the
     Section 9 Approvals. For greater certainty, Sellers' obligations in respect of the Section 9 Approvals does not extend to the obligations and responsibilities for which Canadian Tire is responsible or liable under the Canadian Tire Lease. Sellers will be liable for and will pay all of Buyer's reasonable costs, fees and liabilities resulting from or in connection with obtaining or transferring (or for failing to obtain or transfer) the

     Section 9 Approvals in respect of the Owned Real Property included in the Acquired Assets.

     (k) Buyer agrees to maintain the email account of each of Howard Smuschkowitz, Serge Nusbaum and Bruce Weiner for a period of twelve (12) months from Closing and shall use reasonable efforts to cause emails received in such account to be forwarded or re-directed to such other email account which have been designated in advance by such individual in writing.

     14. Section 7(a)(ix) is deleted in its entirety and the following is inserted in its place:

     the license agreements between Concord and National Candy & Toy, Inc. shall be terminated by Concord, such termination to take effect one hundred eighty (180) days from August 24, 2004.

     15. Buyer waives the condition in Section 7(a)(vi) solely with respect to the PPSA registration held by London Life Insurance Company on Terra Rouge, and Sellers agree to use their best efforts to obtain discharge of such registration within fifteen (15) business days after Closing.

     16. Buyer waives the condition set forth in Section 7(a)(xii)(1) solely with respect to Concord and Sellers agree to use their best efforts, including the posting of a bond, if required, to obtain such Section 6 clearance certificate within fifteen (15) business days after Closing.

     17. Buyer waives the condition set forth in Section 7(a)(xii)(3) and Sellers agree to pay all amounts required to be paid in respect of Sellers up to the Closing Date, if any, under the Workplace Safety and Insurance Act (Ontario) and obtain a certificate to that effect within fifteen (15) business days after Closing.

     18. Buyer waives the condition set forth in Section 7(a)(xiii) solely with respect to the delivery of the Survey in respect of the Owned Real Property located at 519 North Rivermede Drive, Concord, Ontario, Canada.

     19. Buyer waives the condition set forth in Section 7(a)(xvi) and Sellers agree to obtain the agreement between Concord and Edward P. Fenimore referred to in Section 6(b)(viii)(2) simultaneous with and conditional upon the execution and delivery of an employment agreement between TRI and Edward P. Fenimore.

     20. Section 8(b) is amended to include the following new sections:

     (vi) Sellers and the Stockholders, jointly and severally, agree to indemnify the Buyer (including its Affiliates) from and against the entirety of any Adverse Consequences arising prior to, on or after the Closing Date that the Buyer (including its Affiliates) shall suffer resulting from, arising out of, relating to, in the nature of, or caused by the termination of the license agreements between Concord and National Candy & Toy, Inc; provided that any indemnification hereunder is not subject to the terms of ss.8(b)(i), above.

     (vii) Sellers and the Stockholders, jointly and severally, agree to indemnify the Buyer (including its Affiliates) from and against the entirety of any Adverse Consequences arising prior to, on or after the Closing Date that the Buyer (including its Affiliates) shall suffer resulting from, arising out of, relating to, in the nature of, or caused by obtaining or failing to obtain the Section 9 Approvals; provided that any indemnification hereunder is not subject to the terms of ss.8(b)(i), above.

     (viii) Sellers and the Stockholders, jointly and severally, agree to indemnify the Buyer (including its Affiliates) from and against the entirety of any Adverse Consequences arising prior to, on or after the Closing Date that the Buyer (including its Affiliates) shall suffer resulting from, arising out of, relating to, in the nature of, or caused by any deficiencies in any Surveys delivered to Buyer after Closing, except as disclosed in the Surveys set forth on Attachment C; provided that any indemnification hereunder is not subject to the terms of ss.8(b)(i), above.

     21. Notwithstanding anything contained in the Agreement, and in particular
Section 8(b) thereof, the obligation of the Sellers and Stockholders to indemnify Tootsie Roll (and its Affiliates) from and against any Adverse Consequences resulting or arising from the Spanish tax authorities reviewing the treatment of royalty payments made by Fleer and Torrents to Concord shall only be with respect to the period up to the Closing Date.

     22. The Parties acknowledge and agree that it shall be the sole responsibility of Sellers to make any filings with respect to or registering any assignments or transfers of registered intellectual property in the United States and Canada as between Concord and Canada Inc., any and all costs and expenses in connection with such filings or registrations shall be Sellers' sole responsibility and Sellers shall retain Wolf, Greenfield & Sacks, P.C. to make such filings and shall pay Wolf, Greenfield & Sacks, P.C.'s reasonable legal fees in connection therewith, with Buyer responsible for the excess legal fees, if any.

                  * * * Signatures on the following page * * *

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by a duly authorized officer, all as of the date first written above.

BUYERS:
-------

TOOTSIE ROLL INDUSTRIES, INC.

By.  /s/ Ellen R. Gordon
   --------------------------------------------------
Name:    Ellen R. Gordon
     ------------------------------------------------
Title:   President and Chief Operating Officer
      -----------------------------------------------

CONCORD CONFECTIONS LTD.

By.  /s/ Ellen R. Gordon
   --------------------------------------------------
Name:    Ellen R. Gordon
     ------------------------------------------------
Title:   President and Chief Operating Officer
      -----------------------------------------------

CONCORD CONFECTIONS USA HOLDINGS, INC.

By.  /s/ Ellen R. Gordon
   --------------------------------------------------
Name:    Ellen R. Gordon
     ------------------------------------------------
Title:   President and Chief Operating Officer
      -----------------------------------------------

CONCORD WAX, INC.

By.  /s/ Ellen R. Gordon
   --------------------------------------------------
Name:    Ellen R. Gordon
     ------------------------------------------------
Title:   President and Chief Operating Officer
      -----------------------------------------------

TRI SALES CO.

By.  /s/ Ellen R. Gordon
   --------------------------------------------------
Name:    Ellen R. Gordon
     ------------------------------------------------
Title:   President and Chief Operating Officer
      -----------------------------------------------

SELLERS:

CONCORD CONFECTIONS INC.

By.  /s/ Howard Smuschkowitz
   --------------------------------------------------
Name:    Howard Smuschkowitz
     ------------------------------------------------
Title:   President
      -----------------------------------------------



             SIGNATURE PAGE TO FIRST AMENDMENT TO PURCHASE AGREEMENT

TERRA ROUGE ESTATES INC.

By.  /s/ Howard Smuschkowitz
   --------------------------------------------------
Name:    Howard Smuschkowitz
     ------------------------------------------------
Title:   President
      -----------------------------------------------



ALPHARETTA CONFECTIONS, INC.

By.  /s/ Bruce Weiner
   --------------------------------------------------
Name:    Bruce Weiner
     ------------------------------------------------
Title:   CEO and Secretary
      -----------------------------------------------


CONCORD WAX LLC

By.  /s/ Bruce Weiner
   --------------------------------------------------
Name:    Bruce Weiner
     ------------------------------------------------
Title:   Manager
      -----------------------------------------------


6277331 CANADA INC.

By.  /s/ Viviane B. Nusbaum
   --------------------------------------------------
Name:    Viviane B. Nusbaum
     ------------------------------------------------
Title:   President
      -----------------------------------------------


REPRESENTATIVES:

/s/ Howard Smuschkowitz
-----------------------------------------------------
Howard Smuschkowitz

/s/ Serge Nusbaum
-----------------------------------------------------
Serge Nusbaum

/s/ Bruce Weiner
-----------------------------------------------------
Bruce Weiner

                                      INDEX
                                      -----

Pursuant to Item 601(b) of Regulation S-K, the Attachments have been omitted from this Agreement. The registrant will furnish a copy of any omitted Attachments to the Commission upon request.

Attachment A    -       Purchase Price Allocation

Attachment B    -       Purchase Price Payment Summary

Attachment C    -       Surveys